SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 29, 2004

ADAPTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

691 S. Milpitas Boulevard

Milpitas, CA

95035

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 945-8600

(Former name or former address, if changed since last report)

Item 5.     Other Events

On June 29, 2004, Adaptec, Inc. (“Adaptec”) issued a press release announcing that it will license and acquire certain RAID data-protection intellectual property, RAID products and expertise from International Business Machines Corporation to expand and enhance Adaptec RAID product offerings. Under the agreement, Adaptec will deliver RAID controllers to IBM for its eServer iSeries and pSeries servers.  A copy of excerpts from the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.     Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description of Exhibit

99.1	Excerpts from press release issued by Adaptec, Inc. on June 29, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTEC, INC.

By:	/s/ Marshall L. Mohr
Marshall L. Mohr
Vice President and Chief Financial Officer		Date: July 2, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Excerpts from press release issued by Adaptec, Inc. on June 29, 2004.